Exhibit 99.1

Commercial-Stage Bioelectronic Medicine Company Corporate Presentation January 2019

Disclaimer In addition to historical information, this presentation may contain forward-looking statements with respect to our business, capital resources, strategy and growth reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to a number of risks, uncertainties and assumptions, and you should not rely upon forward-looking statements as predictions of future events. All forward-looking statements will be based upon current estimates and expectations about future events and financial and other trends. There is no guarantee that future results, performance or events reflected in the forward-looking statements will be achieved or occur. No person assumes responsibility for the accuracy and completeness of the forward-looking statements, and, except as required by law, no person undertakes any obligation to update any forward-looking statements for any reason after the date of this presentation. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of the prospectus, and are only predictions that may be inaccurate. You should read the Risk Factors set forth in our prospectus and other reports filed from time to time with the Securities and Exchange Commission, which factors may cause our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons why actual results could differ materially from those or our situation may change in the future. © 2018 electroCore. All rights reserved. 2

electroCore At-a-Glance NASDAQ: ECOR headquarters: Basking Ridge, NJ No. of employees: 89 Market cap: $246M (January 4, 2019) Recent close: $8.36 (January 4, 2019) cash (September 30): $80.5M Cash runway for at least the next 12 months gammaCore Sapphire® 3

Investment Highlights Only FDA-cleared non-invasive vagus nerve stimulator positioned to Platform Therapy unlock the broad potential of bioelectronic medicine Pharma Distribution Distributed through standard specialty pharmacy channels Primary headache market opportunity for cluster headache and migraine Large Initial Market estimated to be in excess of $4 billion Opportunity to expand into additional large-markets, including neurology Pipeline in a Product and rheumatology, with key pivotal trials being initiated in 2018 and 2019 Low one-time, upfront device cost followed by high-margin electronic High Margins refill model Strong IP Portfolio Key patent coverage extends through 2033 © 2018 electroCore. All rights reserved. 4

Experienced Management Team Frank Amato Chief Executive Officer & Board Member 28 years Glenn Vraniak Chief Financial Officer 16 years Dan Duhart Chief Commercial Officer 35 years Eric Liebler SVP of Neurology 22 years J.P. Errico, Esq Founder, Chief Science & Strategy Officer & Board Member 25 years Peter Staats, MD Chief Medical Officer 35 years Steve Mendez Chief Technical Officer 30 years Bruce Simon, PhD VP of Research 18 years © 2018 electroCore. All rights reserved. 5

Portfolio & Pipeline PreClinical / Commercial Indication Pivotal Trials FDA Clearance Pilot Trials Launch Key Milestones Acute Treatment of FDA clearance April 2017 Episodic Cluster ACT 1 & 2 Headaches Commercial registry initiated 3Q 2017 Acute Treatment of PRESTO FDA label expansion January 2018 Migraine Full commercial launch 3Q 2018 Cluster Headache PREVA FDA label expansion November 2018 Prevention Full commercial launch 4Q 2018 Final PREMIUM 1 trial data publication expected 1H Migraine Prevention PREMIUM 1 & 2 2019; PREMIUM 2 pivotal trial initiated November 2018 Migraine in Adolescents ATOM Pivotal trial initiating in 2019 Preclinical studies in progress Post-Traumatic Preclinical results being presented 1Q 2019 Headache IRB submission for human pilot study expected 1Q 2019 Rheumatoid Arthritis © 2018 electroCore. All rights reserved. 6

The Vagus Nerve The longest cranial nerve in the body; the communication link between the brain and the body Stimulation of the vagus nerve affects many important autonomic functions in the brain and in the body, including neurotransmitter levels, inflammation levels, and metabolism © 2018 electroCore. All rights reserved. 7

Clinical Potential of VNS Neurological Disorders In the CNS, VNS effects are similar to multiple major classes of drugs, including SSRIs, SNRIs, GABA analogues, and acetylcholine esterase inhibitors Peripherally, VNS affects immune activity, suppressing the expression of TNF- and other inflammatory cytokines, resulting in effects similar to drugs used to suppress severe inflammation Autoimmune Diseases 8

Hand-held, simple-to-use, highly targeted therapy Bluetooth-enabled Rechargeable unit refilled by RFID cards gammaCore Sapphire® 1st FDA-cleared non-invasive vagus nerve stimulator Fast acting, comfortable option for acute treatment and prevention, with only local, mild, and transient side effects Initial indications in cluster headache and migraine Unique RFID card authorization system for on-site specialty pharmacy encoding Bluetooth-enabled for novel web-based delivery of the therapy 9

Unmet Need in Cluster Headache & Migraine Cluster Headache Migraine 20X Suicide rate vs. the U.S. average #3 Most prevalent illness 350,000 U.S. patients (approx. market $400M(1)) Up to eight 15-180 min attacks per day Typically occur 4-24 weeks per year Only FDA-cleared therapy for acute and preventive treatment of Cluster Headache 36 million U.S. patients ($3.8B(1) approx. market) Triptans represent 80% of prescribed acute therapies 40% of patients are dissatisfied or unresponsive to triptans (2) More than half of insured migraineurs are untreated (2) (1) – estimated addressable market, based on industry sources (2) IMS Pharmetrics Plus © 2018 electroCore. All rights reserved. 10

Acute Cluster Headache: ACT 1 & ACT 2 Pooled-analysis of Episodic Cluster Headache from ACT 1 & ACT 2 Trials ACT 1 PRIMARY ENDPOINT ACT 2 PRIMARY ENDPOINT RESPONDER ANALYSIS % Responders with Pain Relief at % All Treated Attacks Pain-Free % Responders at 15 Minutes in 15 Minutes for 1st Attack at 15 Minutes ≥ 50% of Attacks n = 52 n = 60 n = 259 n = 287 n = 52 n = 60 50% 40% p < 0.01 p < 0.01 30% (%) gammaCore Rate p < 0.01 Control 20% 42.3% 38.5% Response 10% 24.1% 15.0% 11.7% 7.3% 0% © 2018 electroCore. All rights reserved. 11

Acute Migraine: PRESTO Trial Pain Freedom Percent Pain Relief 40% Repeated Measures Analysis p = 0.01 34.8% gammaCore 30% (n = 120) 30.4% p = 0.07 (%) p < 0.01 Rate 25.4% Control 20% (n = 123) 21.0% p = 0.02 19.7% 18.1% p = 0.03 p = 0.06 Response 12.7% p = 0.01 10% 10.0% 7.7% 5.2% 5.4% 4.2% 0% 30 Min 60 Min 120 Min 30 Min 60 Min 120 Min © 2018 electroCore. All rights reserved. 12

Cluster Headache Prevention: PREVA Trial Reduction in Number of Attacks per Week ITT mITT 0 n = 45 n = 48 n = 37 n = 47 -1 -2.1 -2.1 -2 -3 -5.9 p < 0.001 -7.2 p < 0.001 -4 -5 -6 -7 -8 Percentage of Patients w/≥ 50% Reduction in Attack Frequency ITT mITT 60% n = 45 n = 48 n = 37 n = 47 50% 40% p < 0.001 p < 0.001 30% 48.6% 20% 40.0% 10% 8.3% 8.5% 0% Adjunctive gammaCore Standard of care mITT—Patients who provided data in the randomized period sufficient to compare to baseline measurements © 2018 electroCore. All rights reserved. 13

Non-Invasive Therapy vs. Drug Alternatives

Benefits of gammaCore	Drawbacks of Current Drug Treatments
✓ Targeted non-systemic	✗ Systemic side effects
✓ Safe and well tolerated	✗ Serious adverse events
✓ Patient self-administered	✗ Potential drug/drug interactions
✓ No daily dosing restrictions	✗ CVD contraindications
✓ Vast patient experience (~5M doses)	✗ Potential for drug overuse headache

© 2018 electroCore. All rights reserved.

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electroCore®

Building a National Commercial Presence Full national footprint (44) provides robust target and customer coverage 80% of the branded market potential 83% of decile 7 10 prescribers Building a National Commercial Presence Full national footprint (44) provides robust target and customer coverage 80% of the branded market potential 83% of decile 7 10 prescribers 32 Sales Territories (reaching 6,400 providers in 1Q 2019) 40 Sales Territories (reaching 8,000 providers; scales with commercial payer expansion) 44 Sales Territories (reaching 8,800 providers; scales with commercial payer expansion) Telehealth Partnership (national reach) © 2018 electroCore. All rights reserved. 15

Market Penetration & Development Strategy Unique Prescribing Physicians 1,800 as of 4Q 2018 Total Rx’s ~5,900 in 4Q 2018 Covered US lives 53M as of January 4, 20191 Revenue 1 Including VA/DOD contracts Go-forward strategy: pull coverage contracts through to revenue © 2018 electroCore. All rights reserved. 16

Pathway to Reimbursement

Aligned to stakeholder experience

PHYSICIANS
Write a prescription for use at home

PATIENTS
Acquire gammaCore from a specialty pharmacy with simple refill process

PAYERS
Manage utilization through pharmacy or medical benefit reimbursement

Commercial payer Response

Current Payer Relationship	• CVS Caremark, HealthNet, FSS reimbursement for ~ 53M lives as a pharmacy benefit
Payer Engagement	• Active discussions and negotiations with multiple national plans covering ~90M additional lives
Reimbursement Path	• Prescription model with monthly refill; can be reimbursed as pharmacy or medical benefit
Suggested Payment	• No major payer hurdles to current pricing

© 2018 electroCore. All rights reserved.
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electroCore

Growth in gammaCore Prescriptions 1,800+ UNIQUE PRESCRIBING PHYSICIANS Refill Rx’s +300% 4Q18 vs. 3Q18 15,000+ PRESCRIPTIONS WRITTEN IN THE UNITED STATES New Rx Refill © 2018 electroCore. All rights reserved. 18

Growth in gammaCore Prescribers All Prescribers Active Prescribers 2000 1200 1800 1000 1600 1400 800 1200 1000 600 800 400 600 400 200 200 0 0 2018-Q1 2018-Q2 2018-Q3 2018-Q4 2018-Q1 2018-Q2 2018-Q3 2018-Q4 © 2018 electroCore. All rights reserved. 19

A Pipeline in a Product

gammaCore is the **only** FDA cleared non-invasive VNS therapy


NEURO-PSYCH
INFLAMMATION
METABOLIC SYNDROME
electroCore
FDA-cleared Q2'17
FDA-cleared Q1'18
Cluster Headache
Migraine
Depression
Epilepsy
Rheumatoid Arthritis
Asthma
Crohn's Disease
Heart failure
Diabetes
Hypertension
Obesity

© 2018 electroCore. All rights reserved.

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Rheumatoid Arthritis (RA)

- Chronic progressive disease causing inflammation in the joints and resulting in painful deformity and immobility, especially in the fingers, wrists, feet, and ankles
- Affects approximately 1.3 million people in the US[1]
- There are no currently approved non-systemic therapies for RA
- Potential to address market need for more cost-effective, non-immunosuppressive alternatives to anti-TNFs as standard of care to RA

Multiple penetration points into the RA market:


4
Initial diagnosis / Early RA
3
Methotrexate incomplete responders
2
1st line biologics failure
1
2nd/3rd line biologics failures

[1] https://www.rheumatology.org/Learning-Center/Statistics/Prevalence-Statistics

© 2018 electroCore. All rights reserved.

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Broad Intellectual Property Estate We are inventors/owners of all patents on which therapy relies Expansive pioneering IP coverage of non-invasive, transdermal neuro- >140 stimulation in the neck PATENTS AND PATENT APPLICATONS We have key patent coverage extending out through 2033, including: >70 High-frequency burst signals capable of passing comfortably through the skin Issued U.S. patents Low-pass signal filtration that reduces signal harmonics that cause pain >25 U.S. patent applications >40 International patents and applications © 2018 electroCore. All rights reserved. 22

Key Company Milestones and Goals 1Q 2018 FDA cleared for acute migraine pain 2Q 2018 Completed Initial Public Offering 3Q 2018 Commercial launch across US market (6,500 MDs) 4Q 2018 FDA cleared for cluster headache prevention 1Q 2019 Achieve target of 50M covered lives* 2Q 2019 targeting FDA submission in migraine prevention 3Q 2019 Achieve target of 75M covered lives 4Q 2019 targeting FDA clearance for migraine prevention * Includes 21M FSS lives © 2018 electroCore. All rights reserved 23

Summary Financials 1Q 2018 2Q 2018 3Q 2018 GAAP revenue 81 393 151 Research and Development 2,306 4,367 2,333 SG&A 6,825 12,007 11,273 Operating loss -9,099 -16,221 -13,551 Net loss -9,499 -17,782 -13,203 Shares outstanding NA 29,450 29,450 Balance sheet as of September 30: Cash and equivalents $80,510 Shareholders equity $80,395 During 1Q 2018, 2Q 2018 and 3Q 2018, the Company dispensed approximately $353,000, $951,000 and $1,700,000, respectively, in product sales value to patients through its patient voucher and co-pay assistance programs that are not reflected in the GAAP revenue set forth above. © 2018 electroCore. All rights reserved. 24

Investment Highlights Only FDA-cleared non-invasive vagus nerve stimulator positioned to Platform Therapy unlock the broad potential of bioelectronic medicine Pharma Distribution Distributed through standard specialty pharmacy channels Primary headache market opportunity for cluster headache and migraine Large Initial Market estimated to be in excess of $4 billion Opportunity to expand into additional large-markets, including neurology Pipeline in a Product and rheumatology, with key pivotal trials being initiated in 2018 and 2019 Low one-time, upfront device cost followed by high-margin electronic High Margins refill model Strong IP Portfolio Key patent coverage extends through 2033 © 2018 electroCore. All rights reserved. 25

Indication and Important Safety Information gammaCore™ (non-invasive vagus nerve stimulator) is indicated for: Adjunctive use for the preventive treatment of cluster headache in adult patients The acute treatment of pain associated with episodic cluster headache in adult patients The acute treatment of pain associated with migraine headache in adult patients The safety and effectiveness of gammaCore have not been established in the acute treatment of chronic cluster headache gammaCore has not been shown to be effective for the prophylactic treatment of migraine headache The long-term effects of the chronic use of gammaCore have not been evaluated Safety and efficacy of gammaCore have not been evaluated in the following patients, and therefore it is NOT indicated for: Patients with an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device Patients diagnosed with narrowing of the arteries (carotid atherosclerosis) Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy) Pediatric patients Pregnant women Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia Patients should not use gammaCore if they: Have a metallic device such as a stent, bone plate, or bone screw implanted at or near their neck Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone) Note: This list is not all inclusive. Please refer to the gammaCore Instructions for Use for all of the important warnings and precautions before using or prescribing this product. Available by Rx only. US Federal Law restricts this device to sale by or on the order of a licensed healthcare provider. © 2018 electroCore. All rights reserved. 26